UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2021

CENTURY COMMUNITIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of Material Definitive Agreement

As previously announced, on August 3, 2021, Century Communities, Inc. (the “Company”) delivered a conditional notice of redemption calling for the redemption (the “Redemption”), on September 2, 2021 (the “Redemption Date”), of all $400 million aggregate principal amount of its 5.875% Senior Notes due 2025 outstanding (the “2025 Senior Notes”) at a redemption price equal to 102.938% of the principal amount of the 2025 Senior Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”).  The Redemption was conditioned upon the prior consummation by the Company of its offering and issuance of $500 million aggregate principal amount of its 3.875% Senior Notes due 2029 (the “Offering of the 2029 Senior Notes”), which closed and was previously disclosed on August 23, 2021.  Upon the closing of the Offering of the 2029 Senior Notes, the Company deposited with U.S. Bank National Association, as the trustee for the 2025 Senior Notes (the “Trustee”), a portion of the net proceeds from the Offering of the 2029 Notes in an amount equal to the Redemption Price, and irrevocably instructed the Trustee to apply such funds towards the Redemption of the 2025 Senior Notes on the Redemption Date.  Concurrently therewith, the Company elected to satisfy and discharge the indenture governing the 2025 Senior Notes in accordance with its terms, and the Trustee acknowledged such satisfaction and discharge.  As a result of the satisfaction and discharge of the indenture governing the 2025 Senior Notes, the Company and the Company’s subsidiary guarantors of the 2025 Senior Notes have been released from their remaining obligations under the indenture governing the 2025 Senior Notes.

The Redemption of the 2025 Senior Notes is being made solely pursuant to the notice of redemption provided under the indenture governing the 2025 Senior Notes, and this Current Report on Form 8-K (this 8-K”) does not constitute an offer to purchase or redeem, or a solicitation of an offer to sell, the 2025 Senior Notes.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.02 of this 8-K is incorporated into this Item 2.04 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
104	The cover page from this 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2021	Century Communities, Inc.

	By:	/s/ David Messenger
Name: David Messenger
Title: Chief Financial Officer and Secretary